EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-159130, File No. 333-197329, File No. 333-196128, and File No. 333-232352 on Form S-8 of Quaint Oak Bancorp, Inc. of our report dated March 31, 2022, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Quaint Oak Bancorp, Inc. for the year ended December 31, 2021.

Cranberry Township, Pennsylvania

March 30, 2022